Exhibit 99.2

This Statement on Form 4 is filed by: (i) APSG Sponsor II, L.P., (ii) AP Caps II Holdings GP, LLC, (iii) Apollo Principal Holdings III, L.P., and (iv) Apollo Principal Holdings III GP, Ltd.

Name of Designated Filer: Apollo Principal Holdings III GP, Ltd.

Date of Event Requiring Statement: June 8, 2022

Issuer Name and Ticker or Trading Symbol: Apollo Strategic Growth Capital II [APGB]

APSG SPONSOR II, L.P.

By:	AP Caps II Holdings GP, LLC,
its general partner

By:	Apollo Principal Holdings III, L.P.,
its managing member

By:	Apollo Principal Holdings III GP, Ltd.,
its general partner

By:	/s/ James Elworth
Name:	James Elworth
Title:	Vice President

AP Caps II Holdings GP, LLC

By:	Apollo Principal Holdings III, L.P.,
its managing member

By:	Apollo Principal Holdings III GP, Ltd.,
its general partner

By:	/s/ James Elworth
Name:	James Elworth
Title:	Vice President

Apollo Principal Holdings III, L.P.

By:	Apollo Principal Holdings III GP, Ltd.,
its general partner

By:	/s/ James Elworth
Name:	James Elworth
Title:	Vice President

APOLLO PRINCIPAL HOLDINGS III GP, LTD.

By:	/s/ James Elworth
Name:	James Elworth
Title:	Vice President